Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carlisle Companies Incorporated:

We consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 33-28052,
33-56737, 333-52411, 333-49742, 33-66932, and 333-99261) and on Form S-3 (Nos. 33-56735, 333-16785, 333-71028, and
333-88998) of Carlisle Companies Incorporated of our report dated March 8, 2005, except for Note 1 “Discontinued Operations”, which is as of March 8, 2006, with respect to the consolidated balance sheet of Carlisle Companies Incorporated as of December 31, 2004, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows, for each of the years in the two-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of Carlisle Companies Incorporated.

KPMG LLP

Charlotte, North Carolina

March 10, 2006